Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2010 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-164431) and the related Prospectus of Universal City Development Partners, Ltd. and subsidiaries for the registration of $400,000,000 8 7/8% Senior Notes due 2015 and $225,000,000 10 7/8% Senior Subordinated Notes due 2016.

/s/ Ernst & Young LLP Certified Public Accountants

Orlando, Florida

March 19, 2010